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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-129037 of our report dated May 6, 2005 relating to the consolidated financial statements of Altus Pharmaceuticals Inc. appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Experts" in such Prospectus.

Deloitte & Touche LLP

Boston, Massachusetts
December 23, 2005